Exhibit 99.1

Werewolf Therapeutics Reports First Quarter 2024 Financial Results and Provides Business Update

–Company to present an update of its ongoing monotherapy and combination Phase 1/1b trial of WTX-124 in advanced or metastatic solid tumors at ASCO —
–Company plans to present interim, first-in-human clinical data from the ongoing Phase 1 trial of WTX-330 in the second quarter of 2024 —
–Multiple presentations of preclinical data demonstrate the potential of the PREDATORTM platform, including in immunology-based diseases —
–Company announces cash runway extension through at least the first quarter of 2026 —
Watertown, Mass., May 3, 2024 – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the first quarter ended March 31, 2024.
“Werewolf continues to focus on the execution of our lead clinical programs WTX-124 and WTX-330, with updates planned for later in the second quarter. At ASCO, we plan to share data from the dose-escalation portion of our Phase 1/1b trial evaluating WTX-124 as a single agent and in combination with pembrolizumab. In addition, we look forward to sharing interim, first-in-human monotherapy dose escalation data from the ongoing Phase 1/1b trial of WTX-330 in the second quarter.” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “We continue to execute on our pipeline of INDUKINE molecules in oncology and immunology and are now projecting our financial runway to run through at least the first quarter of 2026.”
Recent Highlights and Upcoming Milestones
WTX-124: a systemically delivered, conditionally activated Interleukin-2 (IL-2) INDUKINE molecule being developed as monotherapy and in combination with pembrolizumab in multiple solid tumor types.
•At the American Society for Clinical Oncology (ASCO) Annual Meeting, the Company will present additional interim data from the monotherapy dose-escalation arm and preliminary dose-escalation data from the combination arm of its ongoing Phase 1/1b clinical trial of WTX-124. Details for the poster presentation are as follows:
◦Title: A phase 1/1b study of the IL-2 prodrug WTX-124 in patients with locally advanced or metastatic solid tumors after checkpoint inhibitor therapy: Initial results of the combination dose escalation with pembrolizumab
◦Session Date: Saturday, June 1, 2024
◦Session Time: 9:00 AM-12:00 PM CDT
•Werewolf remains on track to select a recommended dose for expansion and initiate monotherapy dose expansion arms in the first half of 2024.
WTX-330: a systemically delivered, conditionally activated Interleukin-12 (IL-12) INDUKINE molecule being developed in advanced or metastatic solid tumors.
•In the second quarter of 2024, Werewolf plans to present interim first-in-human data from Study WTX-330x2101, its Phase 1, multi-center, open-label clinical trial evaluating WTX-330 as a monotherapy in patients with immunotherapy insensitive or resistant advanced or metastatic solid tumors or non-Hodgkin lymphoma.
•Werewolf recently received U.S. Food and Drug Administration alignment on the comparability path for an improved manufacturing process which Werewolf expects to integrate into the clinical development program.

Preclinical Portfolio: includes development candidates WTX-712 and WTX-518, INDUKINE molecules targeting IL-21 and IL-18, respectively, for treatment of cancer and an INDUKINE molecule delivering IL-10 for treatment of Irritable Bowel Disease.
•During the American Association for Cancer Research Annual Meeting in April 2024, Werewolf presented two posters detailing progress of WTX-518 and WTX-712 preclinical programs, which the Company is progressing through investigational new drug application-enabling work:
◦WTX-518: Poster entitled “WTX-518, an IL-18 pro-drug that is conditionally activated within the tumor microenvironment and induces regressions in mouse tumor models,” demonstrated in vitro activity unimpeded by IL-18BP and selectivity that delivers active binding protein resistant (BPR) IL-18 to the tumor microenvironment, eliciting complete tumor regression in an MC38 mouse tumor model.
◦WTX-712: Poster entitled “WTX-712, a conditionally active IL-21 INDUKINETM molecule, induces a strong anti-tumor phenotype through a differentiated mechanism,” demonstrated antitumor activity and tumor regression in the MC38 mouse tumor model. IL-21 was observed to achieve superior anti-tumor efficacy compared to IL-2 therapy in mouse tumor models that are highly resistant to anti-PD-1/PD-L1 treatment.
•During the American Association of Immunologists Meeting which begins May 3, 2024, Werewolf is presenting a poster entitled “Development of conditionally active IL-10 INDUKINETM molecules for the treatment of inflammatory bowel disease.” These are the first data demonstrating application of the Company’s PREDATOR platform in immune-mediated disease, indicating that IL-10 INDUKINE molecules were peripherally inactive and conditionally active in target tissue thereby preventing intestinal histological damage and inhibiting inflammatory cytokine production in mouse models of colitis.
Additional Updates:
•In May 2024, Werewolf entered into a loan and security agreement with K2 HealthVentures, a healthcare focused specialty finance company, which provides Werewolf with access to up to $60.0 million in capital, $30.0 million of which was drawn at closing and, along with the Company’s existing cash, was used to repay the Company’s loan with Pacific Western Bank.
Financial Results for the First Quarter of 2024:
•Cash position: As of March 31, 2024, cash and cash equivalents were $139.2 million, compared to $134.3 million as of December 31, 2023. The Company also had restricted cash and cash equivalents of $21.2 million as of both March 31, 2024 and December 31, 2023, of which $20.0 million became unrestricted upon the repayment of the Pacific Western Bank loan. The Company believes its existing cash and cash equivalents at March 31, 2024, together with cash impacts of the loan refinancing, will be sufficient to fund operational expenses and capital expenditure requirements through at least the first quarter of 2026.
•Collaboration revenue: Collaboration revenue was $0.7 million for the first quarter of 2024, compared to $4.5 million for the same period in 2023. Collaboration revenue consists of revenue recognized from the Company’s licensing agreement with Jazz Pharmaceuticals (Jazz) and includes fixed payments received from Jazz, plus costs incurred for research services to be reimbursed by Jazz.
•Research and development expenses: Research and development expenses were $12.9 million for the first quarter of 2024, compared to $11.7 million for the same period in 2023. The increase in research and development expenses was primarily due to the Company’s development efforts for WTX-124 and WTX-330, which continue to progress through their respective clinical trials, resulting in higher clinical trial costs and higher manufacturing costs to support those trials.
•General and administrative expenses: General and administrative expenses were $5.0 million for each of the first quarters of 2024 and 2023.
•Net loss: Net loss was $16.2 million for the first quarter of 2024, compared to $12.0 million for the same period in 2023.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. We are leveraging our proprietary PREDATOR™ platform to design conditionally activated molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Our INDUKINE™ molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. Our most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2), and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. We expect to advance WTX-124 in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor and WTX-330 in multiple tumor types or Non-Hodgkin Lymphoma as a single agent.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risk and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management; Werewolf’s upcoming presentations at ASCO and the American Association of Immunologists Meeting; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates; constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary data from a clinical trial will be predictive of the results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Collaboration revenue	$742	$4,464
Operating expenses:
Research and development	12,908	11,706
General and administrative	4,996	4,981
Total operating expenses	17,904	16,687
Operating loss	(17,162)	(12,223)
Other income	969	241
Net loss	$(16,193)	$(11,982)
Net loss per common share, basic and diluted	$(0.39)	$(0.34)
Weighted-average common shares outstanding, basic and diluted	41,607,279	34,784,682
Werewolf Therapeutics, Inc.
Selected Condensed Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$139,189	$134,343
Working capital	$121,070	$118,992
Total assets	$177,600	$174,833
Total deferred revenue	$933	$1,340
Total notes payable, net of discount and issuance costs	$39,415	$39,323
Total stockholders’ equity	$117,587	$111,374

Investor Contact:
Josh Rappaport
Stern IR
212.362.1200
Josh.rappaport@sternir.com
Media Contact:
Amanda Sellers
VERGE Scientific Communications
301.332.5574
asellers@vergescientific.com
Company Contact:
Ellen Lubman
Chief Business Officer
Werewolf Therapeutics
elubman@werewolftx.com